                                                                     Exhibit 4.2




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                                   COSI, INC.

                                       and

                                [_______________]


                                 as Rights Agent


                                 _______________

                                Rights Agreement

                          Dated as of [_________] 2002




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
                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
Section 1.   Certain Definitions............................................................................    1
Section 2.   Appointment of Rights Agent....................................................................    6
Section 3.   Issuance of Right Certificates.................................................................    6
Section 4.   Form of Right Certificates.....................................................................    8
Section 5.   Countersignature and Registration..............................................................    8
Section 6.   Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed,
             Lost or Stolen Right Certificates..............................................................    9
Section 7.   Exercise of Rights; Exercise Price; Expiration Date of Rights..................................   10
Section 8.   Cancellation and Destruction of Right Certificates.............................................   12
Section 9.   Reservation and Availability of Shares of Preferred Stock......................................   12
Section 10.  Preferred Stock Record Date....................................................................   13
Section 11.  Adjustment of Exercise Price or Number of Shares...............................................   14
Section 12.  Certification of Adjusted Exercise Price or Number of Shares...................................   17
Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power...........................   17
Section 14.  Fractional Rights and Fractional Shares........................................................   20
Section 15.  Rights of Action...............................................................................   21
Section 16.  Agreement of Right Holders.....................................................................   21
Section 17.  Right Certificate Holder Not Deemed a Stockholder..............................................   22
Section 18.  Concerning the Rights Agent....................................................................   22
Section 19.  Merger or Consolidation of, or Change in Name of, the Rights Agent.............................   23
Section 20.  Duties of the Rights Agent.....................................................................   24
Section 21.  Change of Rights Agent.........................................................................   25
Section 22.  Issuance of New Right Certificates.............................................................   26
Section 23.  Redemption or Exchange.........................................................................   26
Section 24.  Notice of Proposed Actions.....................................................................   27
Section 25.  Supplements and Amendments.....................................................................   28
Section 26.  Determination and Actions by the Board of Directors of the Corporation, etc....................   28
Section 27.  Benefits of this Rights Agreement..............................................................   29
Section 28.  Miscellaneous..................................................................................   29


Exhibit A    --   Form of Attachment IV to the Amended and Restated Certificate of Incorporation
Exhibit B    --   Summary of Rights
Exhibit C    --   Form of Right Certificate

                                RIGHTS AGREEMENT

                  Agreement, dated as of [______________], 2002, between Cosi, Inc., a Delaware corporation (the "Corporation"), and [__________], as Rights Agent (the "Rights Agent").

                                    RECITALS

                  WHEREAS, the Board of Directors of the Corporation has authorized the issuance of, and declared a dividend of one right for each share of common has stock (as defined below), $0.01 par value per share, of the Corporation outstanding as of the close of business on [the date of the Corporation's initial public offering], each such right representing the right to purchase one one-hundredth of a share of Preferred Stock of the Corporation having the rights and preferences set forth in the form of Attachment IV of the Amended and Restated Certificate of Incorporation of the Corporation attached as Exhibit A to this Agreement; and

                  WHEREAS, the Board of Directors of the Corporation further authorized the issuance of one right (subject to adjustment) with respect to each share of common stock which may be issued between the [date of the Corporation's initial public offering] and the date the rights expire;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  SECTION 1. CERTAIN DEFINITIONS.

                  (a) For purposes of this Agreement, the following terms have the meanings indicated:

                  "Acquiring Person" means any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, is the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Voting Stock (as such term is hereinafter defined) of the Corporation then outstanding; provided that, an Acquiring Person shall not include (i) an Exempt Person (as such term is hereinafter defined) or (ii) any Person, together with all Affiliates and Associates of such Person, who or which would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of shares of Voting Stock of the Corporation, the Beneficial Ownership of which was acquired by such Person pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors before such Person otherwise became an Acquiring Person or (B) a reduction in the number of issued and outstanding shares of Voting Stock of the Corporation pursuant to a transaction or a series of related transactions approved by the Board of Directors of the Corporation; provided further, that in the event such Person described in this clause (ii) does not become an Acquiring Person by reason of subclause (A) or (B) of this clause (ii), such Person nonetheless shall become an Acquiring Person in the event such Person thereafter acquires Beneficial Ownership of an additional 2% or more of the Voting Stock of the Corporation then outstanding, unless the acquisition of such additional Voting Stock would not result in such Person becoming an

Acquiring Person by reason of subclause (A) or (B) of this clause (ii). Notwithstanding the foregoing, if the Board of Directors of the Corporation determines in good faith that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a) has become such inadvertently, and such Person divests as promptly as practicable (as determined in good faith by the Board of Directors) a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person" as defined pursuant to the foregoing provisions of this definition, then such Person shall not be deemed an "Acquiring Person" for any purposes of this Rights Agreement. In determining what is "as promptly as practicable" the Board may take into account such factors as the impact of the divestment on the market price of the Corporation's Common Stock, the average volume of trading in its shares, and other factors that may affect its stockholders or the price of its common stock.

                  "Affiliate" has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

                  "Associate" of a Person means (i) with respect to a Corporation, any officer or director thereof or of any Subsidiary (as such term is hereinafter defined) thereof, or any Beneficial Owner (as such term is hereinafter defined) of 10% or more of any class of equity security thereof,
(ii) with respect to an association, any officer or director thereof or of a Subsidiary thereof, (iii) with respect to a partnership, any general partner thereof or any limited partner thereof who is, directly or indirectly, the Beneficial Owner of a 10% ownership interest therein, (iv) with respect to a limited liability Corporation, any officer, director or manager thereof or of a Subsidiary thereof or any member thereof who is, directly or indirectly, the Beneficial Owner of a 10% or greater ownership interest therein, with respect to a business trust, any officer or trustee thereof or of any Subsidiary thereof,
(v) with respect to any other trust or an estate, any trustee, executor or similar fiduciary or any Person who has a 10% or greater interest as a beneficiary in the income from or principal of such trust or estate, (vi) with respect to a natural person, any relative or spouse of such person, or any relative of such spouse, who has the same home as such person, and (vii) any Affiliate of such Person.

                  A person is deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities (and correlative terms shall have correlative meanings):

                  (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder (or any comparable or successor law or regulation), in each case as in effect on the date; or

                  (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not at the time reportable by such Person on a Schedule 13D report under the Exchange Act (or any comparable or successor report), other than by reference to a proxy or consent solicitation being conducted by such Person; or

                  (iii) which are Beneficially Owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in clause (B) of subparagraph (ii) of this definition) or disposing of any securities of the Corporation; provided, however, that for purposes of determining Beneficial Ownership of securities under this Rights Agreement, officers and directors of the Corporation solely by reason of their status as such shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) of the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Corporation.

         Notwithstanding anything in this definition to the contrary, a Person engaged in the business of underwriting securities shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities acquired in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                  "Book Entry" means an uncertificated book entry for the Corporation's Common Stock.

                  "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Close of Business" on any given date means 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

                  "Common Stock" when used with reference to the Corporation, means the common stock, $0.01 par value per share, of the Corporation. Collectively "Common Stock" when used with reference to any Person other than the Corporation which shall be organized in corporate form shall mean the capital stock or other equity security with the greatest per share voting power of such Person or, if such other Person is a subsidiary of another Person, the Person or Persons which ultimately control such first mentioned Person. "Common Stock" when used with reference to any Person other than the Corporation which shall not be organized in corporate form shall mean units of beneficial interest which shall represent the right to participate in profits, losses, deductions and credits of such Person and which shall be entitled to exercise the greatest voting power of such Person per unit of such Person.

                  "Corporation" is defined in the introductory paragraph.

                  "Distribution Date" has the meaning set forth in Section 3(b)(ii).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Ratio" has the meaning set forth in Section 23(d).

                  "Exempt Person" means (i) the Corporation, (ii) any Subsidiary of the Corporation, (iii) any employee benefit plan or employee stock plan of the Corporation or any Subsidiary of the Corporation, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan and (iv) any existing shareholder of the Corporation as of the day immediately preceding the Record Date.

                  "Exercise Price" has the meaning set forth in Sections 4(a) and 7(b).

                  "Expiration Date" has the meaning set forth in Section 7(a).

                  "Fair Market Value" of any property means the fair market value of such property as determined in accordance with Section 11(b).

                  "Invalidation Time" is defined in Section 7(e).

                  "NASDAQ" means the National Association of Securities Dealers Automated Quotation System or any successor thereto or other comparable quotation system.

                  "Person" means any individual, firm, Corporation or other entity.

                  "Principal Party" has the meaning set forth in Section 13(b).

                  "Record Date" has the meaning set forth in the recitals.

                  "Qualifying Tender Offer" means a tender or exchange offer for all outstanding shares of Common Stock of the Corporation approved by a majority of the Board of Directors, after taking into account the potential long-term value of the Corporation and all other factors that they consider relevant.

                  "Record Date" means [the date of the Corporation's initial public offering] [___________, 2002].

                  "Redemption Price" has the meaning set forth in Section 23(a).

                  "Right" is defined in Section 3(d).

                  "Right Certificate" has the meaning set forth in Section 3(d).

                  "Rights Agent" is defined in the introductory paragraph.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Preferred Stock" means Series D Preferred Stock, par value $.01 per share, of the Corporation having the terms set forth in the Attachment IV to the Amended and Restated Certificate of Incorporation of the Corporation.

                  "Stock Acquisition Date" means the first date on which there shall be a public announcement by the Corporation or an Acquiring Person that an Acquiring Person has become such (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

                  "Subsidiary" of a Person means any corporation or other entity of which securities or other ownership interests having voting power sufficient to elect a majority of the Board of Directors or other persons performing similar functions are Beneficially Owned, directly or indirectly, by such Person or by any corporation or other entity that is otherwise controlled by such Person.

                  "Summary of Rights" has the meaning set forth in Section 3(a).

                  "Trading Day" has the meaning set forth in Section 11(b).

                  "Transfer Tax" means any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including Rights, shares of Common Stock and shares of Preferred Stock.

                  "Voting Stock" means (i) the Common Stock of the Corporation and (ii) any other shares of capital stock of the Corporation entitled to vote generally in the election of directors or entitled to vote together with the Common Stock in respect of any merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation, dissolution or winding up. For purposes of this Agreement, Voting Stock shall include securities of the type referred to in clauses (i) and (ii) above that trade on a "when issued" basis on a national securities exchange or on the NASDAQ. For purposes of this Agreement, a stated percentage of the Voting Stock shall mean a number of shares of the Voting Stock as shall equal in voting power that stated percentage of the total voting power of the then outstanding shares of Voting Stock in the election of a majority of the Board of Directors or in respect of any merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation, dissolution or winding up.

                  (b) Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) Any determination required to be made by the Board of Directors of the Corporation for purposes of applying the definitions contained in this Section 1 shall be made by the Board of Directors in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.

                  SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights in accordance with the terms and conditions, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. If the Corporation appoints one or more co-Rights Agents, then the respective duties of the Rights Agent and any co-Rights Agents shall be as the Corporation shall determine.

                  SECTION 3. ISSUANCE OF RIGHT CERTIFICATES.

                  (a) On the Record Date (or as soon as practicable thereafter), the Corporation or the Rights Agent shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first class mail, postage prepaid, to each record holder of the Common Stock, as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Corporation.

                  (b)      (i)      Until the Close of Business on the
Distribution Date (defined below), then (A) the Rights shall be evidenced by the certificates for Common Stock registered in the name of the holders of Common Stock, (together with, in the case of certificates for Common Stock, outstanding as of the Record Date, the Summary of Rights) and not by separate Right certificates and the record holders of such certificates for Common Stock, shall be the record holders of the Rights represented thereby and (B) each Right shall be transferable only simultaneously and together with the transfer of a share of Common Stock, (subject to adjustment as hereinafter provided). Until the Distribution Date (or, if earlier, the Expiration Date), transfer on the Corporation's Direct Registration System of any Common Stock, represented by a Book Entry or the surrender for transfer of any certificate for Common Stock, shall constitute the surrender for transfer of the Right or Rights associated with the Common Stock, evidenced thereby, whether or not accompanied by a copy of the Summary of Rights.

                           (ii)     The "Distribution Date" is the day which is
the earlier of:

                                    (A)      the tenth day after the Stock
Acquisition Date or such earlier or later date (not beyond the thirtieth day after the Stock Acquisition Date) as the Board of Directors may from time to time fix by resolution adopted prior to the Distribution Date that otherwise would have occurred or

                                    (B)      the tenth Business Day (or such
later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement (by public filing or otherwise) of the intent of any Person (other than an Exempt Person) to commence or engage in, a tender or exchange offer upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner of 15% or more of the then outstanding shares of

Voting Stock of the Corporation (irrespective of whether any shares are actually purchased pursuant to any such offer).

                  (c) Rights shall be issued in respect of all shares of Common Stock that become outstanding after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date and, in certain circumstances provided in Section 3(e) and Section 22, may be issued in respect of shares of Common Stock that become outstanding after the Distribution Date. Certificates for Common Stock (including, without limitation, certificates issued upon original issuance, disposition from the Corporation's treasury or transfer or exchange of Common Stock) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date (or, in certain circumstances as provided in Section 3(e) and Section 22, after the Distribution
Date) shall have impressed, printed, written or stamped thereon or otherwise affixed thereto the following legend:

                  This certificate also evidences and entitles the holder to the same number of Rights (subject to adjustment) as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under the Rights Agreement between Cosi, Inc. and [____________] (the "Rights Agent"), dated as of [___________], 2002, as it may be amended from time to time (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Cosi, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. Cosi, Inc. shall mail to the registered holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances as provided in Section 7(e) of the Rights Agreement, Rights issued to or Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) or any subsequent holder of such Rights shall be null and void and may not be transferred to any Person.

                  (d) As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent (and the Rights Agent will, if requested, send), by first class mail, postage prepaid, to each record holder of the Common Stock as of the close of business on the Distribution Date, as shown by the records of the Corporation, at the address of such holder shown on such records, a certificate in the form provided by Section 4 (a "Right"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

                  (e) In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Corporation (i) shall, with respect to shares of Common Stock so issued or sold (i) pursuant to the exercise of stock options or under any employee plan or arrangement or (ii) upon the exercise, conversion or exchange of other securities issued by the Corporation prior to the Distribution Date and (ii) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Corporation, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided that no such Right Certificate shall be issued if, and to the extent that, (A) the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Right Certificate would be issued or (B) appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                  SECTION 4. FORM OF RIGHT CERTIFICATES.

                  (a) The Right Certificates (and the forms of election to purchase shares, certificate and assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit C hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Stock or the Rights may from time to time be listed or as the Corporation may deem appropriate to conform to usage or otherwise and as are not inconsistent with the provisions of this Rights Agreement. Subject to the provisions of Section 22, Right Certificates evidencing Rights whenever issued, (i) shall be dated as of the date of issuance of the Rights they represent and (ii) subject to adjustment from time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of shares (including fractional shares which are integral multiples of one one-hundredths of a share) of Preferred Stock as shall be set forth therein at the price payable upon exercise of a Right provided by Section 7(b) as the same may from time to time be adjusted as provided herein (the "Exercise Price").

                  (b) Notwithstanding any other provision of this Rights Agreement, any Rights Certificate that represents Rights Beneficially Owned by an Acquiring Person or any Affiliate or Associate thereof or any other Person whose Rights shall become void pursuant to Section 7(e) shall have impressed on, printed on, written on or otherwise affixed to it (if the Corporation or the Rights Agent has knowledge that such Person is an Acquiring Person or an Associate or Affiliate or a nominee of any of the foregoing) the following legend;

                  The Beneficial Owner of the Rights represented by this Rights Certificate is an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. Accordingly, this Rights Certificate and the Rights represented hereby shall become void in the circumstances specified in Section 7(e) of the Rights Agreement.

                  SECTION 5. COUNTERSIGNATURE AND REGISTRATION.

                  (a) Each Right Certificate shall be executed on behalf of the Corporation by its President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Corporation's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. Each Right Certificate shall be countersigned by the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any Right Certificate shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery of the certificate by the Corporation, such Right Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Corporation. Any Right Certificate may be signed on behalf of the Corporation by any person who, on the date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                  (a) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or one or more offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, and in such other locations as may be required by law, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

                  SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

                  (a) Subject to the provisions of Section 7(e), 7(f) and 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate, may be (i) transferred or (ii) split up, combined or exchanged for one or more other Right Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall surrender the Right Certificate at the office of the Rights Agent designated for the surrender of Right Certificates with the form of certificate and assignment on the reverse side thereof duly endorsed (or enclosed with such Right Certificate a written instrument of transfer in form satisfactory to the Corporation and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be split up, combined or exchanged at the office of the Rights Agent designated therefor. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Corporation may require payment of a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up, combination or exchange of any Right Certificates.

                  (b) Subject to the provisions of Section 7(e), 7(f) and 14, upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, if requested by the Corporation, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, or upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation shall issue and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

                  SECTION 7. EXERCISE OF RIGHTS; EXERCISE PRICE; EXPIRATION DATE OF RIGHTS.

                  (a) The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date (unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Sections 7(e) and 23(a)). Except as otherwise provided in this Agreement, the Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed (with signatures duly guaranteed), to the Rights Agent at the principal office of the Rights Agent designated for such purpose, together with payment of the Exercise Price for each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earlier of: (i) [_________], 2012 (or if the Distribution Date shall have occurred before [__________], 2012, at the close of business on the 90th day following the Distribution Date) and (ii) the date on which the rights are redeemed or exchanged as provided in Section 23 (the "Expiration Date").

                  (b) The Exercise Price shall initially be $[100.00] for each one [one-hundredth (1/100)] of a share of Preferred Stock issued pursuant to the exercise of a Right. The Exercise Price and the number of shares of Preferred Stock or other securities to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and
13. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with Section 7(c) below.

                  (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by payment by certified check, cashier's check, bank draft or money order payable to the Corporation or the Rights Agent of the Exercise Price for the shares to be purchased and an amount equal to any applicable Transfer Tax required to be paid by the holder of the Right Certificate in accordance with Section 9(e), the Rights Agent thereupon promptly:

                           (i) shall requisition from any transfer agent of the
Preferred Stock of the Corporation one or more certificates representing the number of shares of Preferred Stock to be so purchased, and the Corporation hereby authorizes and directs such transfer agent to comply with all such requests,

                           (ii) as provided in Section 14(b), at the election of
the Corporation, shall cause depositary receipts to be issued in lieu of fractional shares of Preferred Stock,

                           (iii) if the election provided for in the immediately
preceding clause (ii) has not been made, shall requisition from the Corporation the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14(b),

                           (iv) after receipt of such Preferred Stock
certificates and, if applicable, depositary receipts, shall cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and

                           (v) when appropriate, after receipt, shall promptly
deliver such cash to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities, other than Preferred Stock, pursuant to Section 13, the Rights Agent shall promptly take the appropriate actions corresponding in such case to that referred to in the foregoing clauses (i) through (v) of this Section 7(c).

                           Notwithstanding the foregoing provisions of this
Section 7(c), the Corporation may suspend the issuance of shares of Preferred Stock upon exercise of a Right for a reasonable period, not in excess of 90 days, during which the Corporation seeks to register under the Securities Act, and any applicable securities law of any other jurisdiction, the shares of Preferred Stock to be issued pursuant to the Rights; provided, however, that nothing contained in this Section 7(c) shall relieve the Corporation of its obligations under Section 9(c).

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or his assign, subject to the provisions of Section 14(b).

                  (e) Notwithstanding any provision of this Rights Agreement to the contrary, from and after the time (the "Invalidation Time") when any Person first becomes an Acquiring Person, other than pursuant to a Qualifying Tender Offer, any Rights that are beneficially owned by (x) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (y) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the invalidation time or (z) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Invalidation Time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(e), and subsequent transferees of such Persons referred to in clause (y) and (z) above, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Rights Agreement. The Corporation shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to Section 3 that represents Rights Beneficially Owned by an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) shall be cancelled. The Corporation shall use all reasonable efforts to insure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates and Associates or any transferee of any of them hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request.

                  SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

                  SECTION 9. RESERVATION AND AVAILABILITY OF SHARES OF PREFERRED STOCK.

                  (a) The Corporation covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or out of authorized and issued shares of Preferred Stock held in its treasury, such number of shares of Preferred Stock as will from time to time be sufficient to permit the exercise in full of all outstanding Rights.

                  (b) The Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock issued or reserved for issuance in accordance with this Rights Agreement to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Common Stock is listed or, if the principal market for the Common Stock is not on any national securities exchange, to be eligible for quotation in the NASDAQ.

                  (c) The Corporation covenants and agrees that it will take all such action as may be necessary to insure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares.

                  (d)      The Corporation shall use its best efforts:

                           (i)      to file, as soon as practicable following
the occurrence of the event described in Section 11(a)(ii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the shares of Preferred Stock purchasable upon exercise of the Rights on an appropriate form;

                           (ii)     to cause such registration statement to
become effective as soon as practicable after such filing; and

                           (iii)    to cause such registration statement to
remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for Preferred Stock, or (B) the Expiration Date.

                  (e) The Corporation may temporarily suspend, for a period of time not to exceed ninety days, the issuance of shares of Preferred Stock upon exercise of a Right in order to prepare and file a registration statement under the Act and permit it to become effective. The Corporation will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Act (if required) shall have been declared effective.

                  (f) The Corporation covenants and agrees that it will pay when due and payable any and all Transfer Taxes which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock issued or delivered upon the exercise of Rights. The Corporation shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of certificates for Preferred Stock upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Corporation shall not be required to issue or deliver a Right Certificate or certificate for Preferred Stock to a Person other than such registered holder until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation's satisfaction that no such Transfer Tax is due.

                  SECTION 10. PREFERRED STOCK RECORD DATE. Each Person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated as of, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which the Preferred Stock transfer books of the Corporation are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a stockholder of the Corporation with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided herein.

                  SECTION 11. ADJUSTMENT OF EXERCISE PRICE OR NUMBER OF SHARES. The Exercise Price and the number of shares of Preferred Stock which may be purchased upon exercise of a Right are subject to adjustment from time to time as provided in this Section 11.

                  (a)      (i)      In the event the Corporation shall at any
time after the date of this Rights Agreement (A) declare or pay any dividend on Common Stock payable in shares of Common Stock (or other capital stock), (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving Corporation), then and in each such event the number of shares of Preferred Stock issuable upon the exercise of a Right after the record date for such event (if one shall have been established or, if not, after the date of such event) shall be the number of shares of Preferred Stock issuable immediately prior to such event multiplied by a fraction the numerator of which is the number of Rights outstanding immediately prior to such event and the denominator of which is the number of Rights outstanding immediately after such event and the Exercise Price after such event shall be the Exercise Price in effect immediately prior to such event multiplied by such fraction. If an event occurs which would require an adjustment under both this Section 11(a)(i) and
Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
Section 11(a)(ii).

                           (ii)     In the event that any Person (other than an
Exempt Person), alone or together with its Affiliates and Associates, shall become an Acquiring Person, except pursuant to a Qualifying Tender Offer, then, subject to the last sentence of Section 23(a) and except as otherwise provided in this Section 11, each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive upon exercise of such Right in accordance with the terms of this Rights Agreement and payment of the Exercise Price, the greater of (1) the number of 1/100 of a share of Preferred Stock for which such Right was exercisable immediately prior to the first occurrence of the event described in this Section 11(a)(ii) or (2) such number of one one-hundredths of a share of Preferred Stock, based on the per share Fair Market Value of the Preferred Stock (determined pursuant to Section 11(b)) on the date of such first occurrence, having a value equal to twice the Exercise Price; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section

13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

                           (iii)    In the event that the Corporation does not
have available sufficient authorized but unissued Preferred Stock to permit the adjustments required pursuant to the foregoing subparagraph (i) or the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Corporation shall take all such actions as may be necessary to authorize and reserve for issuance such number of additional shares of Preferred Stock as may from time to time be required to be issued upon the exercise in full of all Rights from time to time outstanding and, if necessary, shall use its best efforts to obtain stockholder approval thereof. In lieu of issuing shares of Preferred Stock in accordance with the foregoing subparagraphs (i) and (ii), the Corporation may, if the Board of Directors determines that such action is necessary or appropriate and not contrary to the interests of holders of Rights, elect to issue or pay, upon the exercise of the Rights, cash, property, shares of Preferred or Common Stock, debt or other equity securities or any combination thereof, having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Preferred Stock which otherwise would have been issuable pursuant to Section 11(a)(ii), which Fair Market Value shall be determined by an investment banking firm selected by the Board of Directors. For purposes of the preceding sentence, the Fair Market Value of the Preferred Stock shall be as determined pursuant to Section 11(b). Subject to Section 23, any such election by the Board of Directors of the Corporation must be made and publicly announced within thirty days after the date on which the event described in Section 11(a)(ii) occurs.

                  (b) For the purpose of this Rights Agreement, the "Fair Market Value" of any share of Preferred Stock, Common Stock or any other stock or any Right or other security or any other property on any date shall be determined as provided in this Section 11(b). In the case of a publicly-traded stock or other security, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Fair Market Value per share of any share of Common Stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on such stock payable in shares of Common Stock or securities convertible into shares of Common Stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by the NASDAQ or such other system then in use; or, if no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day. If a security is not publicly held or not so listed or traded, "Fair Market Value" shall mean the fair value per share of stock or per other unit of such other security, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors of the Corporation, or, if no such investment banking firm is, in the good faith judgment of the Board of Directors, available to make such determination, in good faith by the Board of Directors of the Corporation; provided, however, that for purposes of making the adjustment provided for by Section 11(a)(ii), the Fair Market Value of a share of Preferred Stock shall not be less than 100% of the product of the Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock (as defined in the Certificate of Designations relating to the Preferred Stock) and shall not exceed 105% of the product of the then Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock. In the case of property other than securities, the "Fair Market Value" thereof shall be determined in good faith by the Board of Directors of the Corporation based upon such appraisals or valuation reports of such independent experts as the Board of Directors of the Corporation shall in good faith determine to be appropriate in accordance with good business practices and the interests of the holders of Rights. Any such determination of Fair Market Value shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent.

                  (c) All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-hundredth of a share, as the case may be.

                  (d) Irrespective of any adjustment or change in the Exercise Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of shares to be issued upon exercise of the Rights as in the initial Right Certificates issued hereunder but, nevertheless, shall represent the Rights as so adjusted.

                  (e) Before taking any action that would cause an adjustment reducing the purchase price per whole share of Preferred Stock upon exercise of the Rights below the then par value, if any, of the shares of Preferred Stock, the Corporation shall use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of such Preferred Stock at such adjusted purchase price per share.

                  (f) Anything in this Section 11 to the contrary notwithstanding, in the event of any reclassification of stock of the Corporation or any recapitalization, reorganization or partial liquidation of the Corporation or similar transaction, the Corporation shall be entitled to make such further adjustments in the number of shares of Preferred Stock which may be acquired upon exercise of the Rights, and such adjustments in the Exercise Price therefor, in addition to those adjustments expressly required by the other paragraphs of this Section 11, as the Board of Directors of the Corporation shall determine to be necessary or appropriate in order for the holders of the Rights in such event to be treated equitably and in accordance with the purpose and intent of this Rights Agreement or in order that any such event shall not, but for such adjustment, in the opinion of counsel to the Corporation, result in the stockholders of the Corporation being subject to any United States federal income tax liability by reason thereof.

                  (g) In the event the Corporation shall at any time after the Record Date make any distribution on the shares of Common Stock or other capital stock of the Corporation, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, in cash or any debt security, debt instrument, real or personal property or any other property (other than any shares of Common Stock or other capital stock of the Corporation and other than any right or warrant to acquire any such shares, including any debt security convertible into or exchangeable for any such share, at less than the Fair Market Value of such shares) and the amount of such cash dividend or the Fair Market Value of such debt security, debt instrument or property exceeds 150% of the aggregate amount of the cash dividends declared or paid on the Common Stock of the Corporation in the 15-month period immediately preceding such distribution, then and in each such event, unless such distribution is part of or is made in connection with a transaction to which Section 11(a)(ii) or
Section 13 applies, the Exercise Price shall be reduced by an amount equal to the cash or the Fair Market Value of such distribution, as the case may be, per share of Common Stock of the Corporation. For purposes, the Fair Market Value of any property distributed to the holders of shares of Common Stock of the Corporation shall be the Fair Market Value of such property as determined by an independent investment banking firm experienced in the valuation of securities or the other property so distributed, as the case may be, selected in good faith by the Board of Directors of the Corporation, or, if no such investment banking firm is in the good faith judgment of the Board of Directors available to make such determination, in good faith by the Board of Directors of the Corporation, whose determination shall be final and binding on the Corporation, the Rights Agent and the holders of Rights.

                  SECTION 12. CERTIFICATION OF ADJUSTED EXERCISE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11, 13 or 23(c), the Corporation shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts giving rise to such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 24. Notwithstanding the foregoing sentence, the failure of the Corporation to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11, 13 or 23(c) of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

                  SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

                  (a) Except for any transaction approved by the Board of Directors, in the event that, at any time on or after any Person becomes an Acquiring Person:

                  (x) the Corporation shall, directly or indirectly, consolidate with, or merge with and into, any other Person or Persons (other than an Exempt Person) and the Corporation shall not be the surviving or continuing Corporation of such consolidation or merger; or

                  (y) any Person or Persons (other than an Exempt Person) shall, directly or indirectly, consolidate with, or merge with and into, the Corporation, and the Corporation shall be the continuing or surviving Corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person (other than an Exempt Person) or of the Corporation or cash or any other property; or

                  (z) the Corporation or one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer to any other Person or any Affiliate or Associate of such Person, in one or more transactions, or the Corporation or one or more of its Subsidiaries shall sell or otherwise transfer to any Persons in one or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that

                  (i) each holder of record of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof and payment of the Exercise Price in accordance with the terms of this Rights Agreement, such number of shares of validly issued, fully paid, non-assessable and freely tradable Common Stock of the Principal Party (as defined herein), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall, based on the Fair Market Value of the Common Stock of the Principal Party on the date of the Consummation of such consolidation, merger, sale or transfer, equal twice the Exercise Price;

                  (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Corporation pursuant to this Rights Agreement;

                  (iii) the term "Corporation" for all purposes of this Rights Agreement shall thereafter be deemed to refer to such Principal Party;

                  (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of Section 9 applicable to the reservation of Preferred Stock) in connection with such consummation as may be necessary to assure that the provisions shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Exercise Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms for such cash, shares, rights, warrants and other property and (v) the provisions of Section 11(a)(ii) shall be of no effect following the occurrence of any event described in clause (x), (y) or (z) above of this Section 13(a).

                  (b)      "Principal Party" means:

                           (i)      in the case of any transaction described in
(x) or (y) of the first sentence of Section 13(a): (A) the Person that is the issuer of the securities into which shares of Common Stock of the Corporation are changed or otherwise exchanged or converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest market value or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or
(y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Corporation if it survives); and

                           (ii)     in the case of any transaction described in
(z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest market value of shares outstanding; provided, however, that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of all of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding.

                  (c) The Corporation shall not consummate any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit exercise in full of all Rights in accordance with this
Section 13 and unless prior thereto the Corporation and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger or sale or transfer of assets or earning power, assume this Rights Agreement in accordance with Section 13(a) and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Rights Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a), the Principal Party will:

                           (i)      prepare and file a registration statement
under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

                           (ii)     use its best efforts to list (or continue
the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ; and

                           (iii)    deliver to holders of the Rights historical
financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act. In the event that any of the transactions described in Section 13(a) shall occur at any time after the occurrence of a transaction described in
Section 11(a)(ii), the Rights which have not theretofore been exercised shall, subject to the provisions of Section 7(e), thereafter be exercisable in the manner described in Section 13(a).

                  (d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Certificate of the Corporation or By-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Fair Market Value per share (determined pursuant to Section 11(b)) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Fair Market Value (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special tax or similar payment in connection with the issuance to any holder of a Right of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Corporation shall not consummate any such transaction unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

                  SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

                  (a) The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights (i.e., Rights to acquire less than one one-hundredth of a share of Preferred Stock), unless such fractional Rights result from a transaction referred to in Section 11(a)(i). If the Corporation shall determine not to issue such fractional Rights, then, in lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right.

                  (b) The Corporation shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of one one-hundredth of a share). In lieu of issuing fractions of shares of Preferred Stock, the Corporation may, at its election, issue depositary receipts evidencing fractions of shares pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as owners of the Preferred Stock. With respect to fractional shares that are not integral multiples of one one-hundredth of a share, if the Corporation does not issue such fractional shares or depositary receipts in lieu thereof, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of a share of Preferred Stock.

                  (c) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share) upon exercise of a Right.

                  SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Rights Agreement, except the rights of action given to the Rights Agent in Section 18, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock; and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Rights Agreement.

                  SECTION 16. AGREEMENT OF RIGHT HOLDERS. Each holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights shall be evidenced by the certificates for Common Stock registered in the name of the holders of Common Stock together, as applicable, with the Summary of Rights), which certificates for Common Stock shall also constitute certificates for Rights, and not by separate Right Certificates, and each Right shall be transferable only simultaneously and together with the transfer of shares of Common Stock;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

                  (c) the Corporation and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Book Entry representing, or certificate for, Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary; and

                  (d) Notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Corporation must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible; and

                  (e) Rights Beneficially Owned by certain Persons will under certain circumstances set forth in this Agreement become null and void pursuant to Section 7(e); and

                  (f) this Agreement may be supplemented or amended from time to time pursuant to Section 25.

                  SECTION 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof (except as provided in Section 7(f)), or to give or withhold consent to any corporate action (except as provided in Section 7(f)) or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions.

                  SECTION 18. CONCERNING THE RIGHTS AGENT.

                  (a) The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or failed to be done by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the cost and expenses of defending against any claim of liability relating to the Rights or this Rights Agreement.

                  (b) The Rights Agent shall be protected against, and shall incur no liability for or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for Preferred Stock or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons. In addition, anything in this Rights Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential damages of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  SECTION 19. MERGER OR CONSOLIDATION OF, OR CHANGE IN NAME OF, THE RIGHTS AGENT.

                  (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

                  (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

                  SECTION 20. DUTIES OF THE RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates by their acceptance thereof shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may also be legal counsel for the Corporation), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or the Secretary of the Corporation and delivered to the Rights Agent. Any such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery (except the due execution by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of the Rights Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President or any Vice President or the Secretary or the Treasurer of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                  (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other Person.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days notice in writing mailed to the Corporation and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. The Corporation may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Corporation shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Corporation), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be
(a) a Person organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination in the conduct of its corporate trust or stock transfer business by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $5,000,000 or (b) an Affiliate controlled by a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Corporation shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

                  SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement.

                  SECTION 23. REDEMPTION OR EXCHANGE.

                  (a) The Corporation may, at its option, but only by the vote of a majority of the Board of Directors, redeem all but not less than all of the then outstanding Rights, at any time prior to the Close of Business on the tenth day following the Stock Acquisition Date (subject to extension by the Corporation as provided in Section 25) at a redemption price of $0.01 per Right, subject to adjustments as provided in subsection (c) below (the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) prior to the expiration of the Corporation's right of redemption hereunder.

                  (b) Without any further action and without any notice, the right to exercise the Rights will terminate effective at the time of the action of the Board of Directors ordering the redemption of the Rights and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten days after the effective time of the action of the Board of Directors ordering the redemption of the Rights, the Corporation shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. At the option of the Board of Directors, the Redemption Price may be paid in cash to each Rights holder or by the issuance of shares (and, at the Corporation's election pursuant to Section 14(b), cash or depositary receipts in lieu of fractions of shares other than fractions which are integral multiples of one one-thousandth (1/100) of a share) of Preferred Stock having a Fair Market Value equal to such cash payment.

                  (c) In the event the Corporation shall at any time after the date of this Rights Agreement (A) pay any dividend on Common Stock in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares, (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving Corporation), then, and in each such event, the Redemption Price shall be adjusted so that the Redemption Price after such event shall equal the Redemption Price immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event; provided, however, that in each case such adjustment to the Redemption Price shall be made only if the amount of the Redemption Price shall be reduced or increased by at least more or less than $0.01 per Right.

                  (d) The Board of Directors of the Corporation may, at its option, at any time after the tenth day following a Stock Acquisition Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding Voting Stock of the Corporation, elect to exchange all (but not less than all) of the then outstanding Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted in order to protect the interests of holders of Rights generally in the event that an event of a type analogous to any of the events described in Section 11 shall have occurred with respect to the Common Stock (such exchange ratio, as adjusted from time to time, being hereinafter referred to as the "Exchange Ratio").

                  (e) Immediately upon the action of the Board of Directors of the Corporation electing to exchange the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio. Promptly after the action of the Board of Directors electing to exchange the Rights, the Corporation shall give notice thereof (specifying the steps to be taken to receive shares of Common Stock in exchange for Rights) to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Section 28(a).

                  SECTION 24. NOTICE OF PROPOSED ACTIONS.

                  (a) In case the Corporation, after the Distribution Date, shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) or 11(g) or (ii) to offer to the holders of record of its Common Stock options, warrants, or other rights to subscribe for or to purchase shares of Common Stock (including any security convertible into or exchangeable for Common Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or (iii) to effect any reclassification of its Preferred Stock or Common Stock or any recapitalization or reorganization of the Corporation, or (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall give to each holder of record of a Right Certificate, in accordance with Section 28(a), notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i) or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of record of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Common Stock or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Corporation or the vote upon any such action.

                  (b)      In case any of the transactions referred to in
Section 11(a)(i), 11(g) or 13 of this Rights Agreement are proposed, then, in any such case, the Corporation shall give to each holder of Rights, in accordance with Section 28(a), notice of the proposal of such transaction at least ten days prior to consummating such transaction, which notice shall specify the proposed event and the consequences of the event to holders of Rights under Section 11(a)(i), 11(g) or 13, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to each holder of Rights.

                  SECTION 25. SUPPLEMENTS AND AMENDMENTS. For as long as the Rights are then redeemable, the Corporation may in its sole and absolute discretion, and the Rights Agent shall if the Corporation so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. At any time when the Rights are not then redeemable, the Corporation may, and the Rights Agent shall if the Corporation so directs, supplement or amend this Rights Agreement without the approval of any holders of Right Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (iii) to change or supplement the provisions hereunder in any manner which the Corporation may deem necessary or desirable, provided that no such supplement or amendment pursuant to this clause (iii) shall materially adversely affect the interest of the holders of Right Certificates. Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 25, the Rights Agent shall execute such supplement or amendment.

                  SECTION 26. DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS OF THE CORPORATION, ETC. The Board of Directors of the Corporation shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement and whether any proposed amendment materially adversely affects the interests of the holders of Right Certificates). For all purposes of this Agreement, any calculation of the number of shares of Common Stock or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.

                  SECTION 27. BENEFITS OF THIS RIGHTS AGREEMENT. Nothing in this Rights Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights).

                  SECTION 28. MISCELLANEOUS.

                  (a) NOTICES. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Cosi, Inc.
                           242 West 36th Street
                           New York, NY 10018
                           Attention:  Pam Palladino

Subject to the provisions of Section 21, any notice or demand authorized by this Rights Agreement to be given or made by the Corporation or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

                           [___________________________]
                           Re:  Cosi, Inc.

                  Notices or demands authorized by this Rights Agreement to be given or made by the Corporation or the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

                  (b) SUCCESSORS. All of the covenants and provisions of this Rights Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  (c) DELAWARE CONTRACT. This Rights Agreement and each Right Certificate issued hereunders hall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

                  (d) COUNTERPARTS. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  (e) DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions.

                  (f) SEVERABILITY. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.



                                              COSI, INC.



                                              By________________________________
                                                Name:
                                                Title:


                                              [_____________________]



                                              By________________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT A


                                     FORM OF
                                  Attachment IV
              to Amended and Restated Certificate of Incorporation
                                  of COSI, INC.
                            SERIES D PREFERRED STOCK

         One million (1,000,000) shares of the Corporation's Preferred Stock shall be designated as "Series D Preferred Stock", One Cent ($01) par value per share (the "Series D Preferred Stock") and the number of shares constituting such series shall be 1,000,000.

SECTION 1.        DIVIDENDS AND DISTRIBUTIONS.

         1A       Subject to the provisions for adjustment hereinafter set
forth, the holders of shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the common stock of the Corporation, $0.01 par value per share, of the Corporation (collectively, the "Common Stock") and (ii) a preferential cash dividend (the "Preferential Dividends"), if any, in preference to the holders of Common Stock, on the first day of February, May, August and November of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series D Preferred Stock, payable in an amount (except in the case of the first Quarterly Dividend Payment if the date of the first issuance of Series D Preferred Stock is a date other than a Quarterly Dividend Payment date, in which case such payment shall be a prorated amount of such amount) equal to $0.10 per share of Series D Preferred Stock less the per share amount of all cash dividends declared on the Series D Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Preferred Stock. In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series D Preferred Stock, make any distribution on the shares of Common Stock of the Corporation, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Corporation or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as hereinafter defined) of such share), then, and in each such event, the Corporation shall simultaneously pay (and not be permitted to accrue) on each then outstanding share of Series D Preferred Stock of the Corporation a distribution, in like kind, of 100 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series D Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Corporation shall at any time after [[_________]] (the "Rights Declaration Date")(1), (i) declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, (ii) effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or
(iii) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving Corporation), then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series D Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         1B.      The Corporation shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series D Preferred Stock.

         1C.      Preferential Dividends shall begin to accrue on outstanding shares of Series D Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series D Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

SECTION 2. VOTING RIGHTS. The holders of shares of Series D Preferred Stock shall have the following voting rights:

         2A.      Subject to the provisions for adjustment hereinafter set
forth, each share of Series D Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of Series D Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Corporation shall at any time after the Rights Declaration Date, (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or (iii) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger

----------
(1)      Date of the Rights Agreement
in which the Corporation is the continuing or surviving Corporation), then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series D Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         2B.      Except as otherwise provided herein, in the Amended and
Restated Certificate of Incorporation or By-laws, the holders of shares of Series D Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

         2C.      In the event that the Preferred Dividends accrued on the
Series D Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or irrevocably set aside for payment, the holders of record of Junior Preferred Stock of the Corporation of all series (including the Series D Preferred Stock), other than any series in respect of which such right is expressly withheld by the Amended and Restated Certificate of Incorporation or the authorizing resolutions included in any Certificate of Designations therefor, shall have the right, at the next meeting of shareholders called for the election of directors, to elect two members to the Board of Directors, which directors shall be in addition to the number required by the By-laws prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series D Preferred Stock shall have been paid (or irrevocably set aside for payment) in full. The holders of shares of Series D Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series D Preferred Stock shall have been paid (or irrevocably set aside for payment) in full. Such directors may be removed and replaced by such shareholders, and vacancies in such directorships may be filled only by such shareholders (or by the remaining director elected by such shareholders, if there be one) in the manner permitted by law; provided, however, that any such action by shareholders shall be taken at a meeting of shareholders and shall not be taken by written consent thereto.

         2C.      Except as otherwise required by the Amended and Restated
Certificate of Incorporation or By-laws or set forth herein, holders of Series D Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.


SECTION 3.        CERTAIN RESTRICTIONS.

         3A. Whenever Preferential Dividends or Dividends are in arrears or the Corporation shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Dividends, whether or not declared, on shares of Series D Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series D Preferred Stock may have in such circumstances, the Corporation shall not

         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock;

         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series D Preferred Stock, unless dividends are paid ratably on the Series D Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

         (iii) except as permitted by subparagraph (iv) of this paragraph 3A., redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series D Preferred Stock; or

         (iv) purchase or otherwise acquire for consideration any shares of Series D Preferred Stock, or any shares of stock ranking on a parity with the Series D Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         3B.      The Corporation shall not permit any Subsidiary (as
hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Corporation shall mean any Corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such Corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any Corporation or other entity that is otherwise controlled by the Corporation.

         3C.      The Corporation shall not issue any shares of Series D
Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of [[, 2002]], between the Corporation and [[_______]], as Rights Agent, a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions shall prohibit or restrict the Corporation from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series D Preferred Stock.

SECTION 4. REACQUIRED SHARES. Any shares of Series D Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

SECTION 5. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock unless the holders of shares of Series D Preferred Stock shall have received, subject to adjustment as hereinafter provided, (A) $100 per one one-hundredth (1/100) share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or, (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series D Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series D Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series D Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series D Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple." In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or
(iii) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is continuing or surviving Corporation), then, in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series D Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION 6.        CERTAIN RECLASSIFICATION AND OTHER EVENTS.

         6A.      In the event that holders of shares of Common Stock of the
Corporation receive after the Rights Declaration Date, in respect of their shares of Common Stock any share of capital stock of the Corporation (other than any share of Common Stock of the Corporation), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series D Preferred Stock shall be adjusted so that after such event the holders of Series D Preferred Stock shall be entitled, in respect of each share of Series D Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

         6B.      In the event that holders of shares of Common Stock of the
Corporation receive after the Rights Declaration Date, in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series D Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

         6C.      In the event that holders of shares of Common Stock of the
Corporation receive after the Rights Declaration Date, in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Corporation (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Corporation of the shares of Series D Preferred Stock shall each be adjusted so that after such event each holder of a share of Series D Preferred Stock shall be entitled, in respect of each share of Series D Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and
(iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Corporation as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

         6D.      For purposes of this Attachment IV, the "Fair Market Value" of a share of capital stock of the Corporation (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case, no such sale takes place on such day, the average of the closing bid and asked prices, regular way as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Corporation is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Corporation. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series D Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

SECTION 8.        EFFECTIVE TIME OF ADJUSTMENTS.

a. Adjustments to the Series D Preferred Stock required by the provisions shall be effective as of the time at which the event requiring such adjustments occurs.

(B) The Corporation shall give prompt written notice to each holder of a share of Series D Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

SECTION 9. NO REDEMPTION. The shares of Series D Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire shares of Series D Preferred Stock in any other manner permitted by law, the provisions and the Amended and Restated Certificate of Incorporation of the Corporation.

SECTION 10. RANKING. Unless otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation or a Certificate of Designations relating to a subsequent series of preferred stock of the Corporation, the Series D Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

SECTION 11. AMENDMENT. The hereof and the Amended and Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series D Preferred Stock without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders of 67% or more of the outstanding shares of Series D Preferred Stock, voting together as a single class. This
Section 11 shall not be amended in any manner without the affirmative vote of the holders of 67% or more of the outstanding shares of Series D Preferred Stock, voting together a size class.

                                                                       EXHIBIT B


                 UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE
                 RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS
                  ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING
               PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH
                TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY
                 SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL
               AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

                                   COSI, INC.

                          SUMMARY OF RIGHTS TO PURCHASE
                            SERIES D PREFERRED STOCK

                  - On the Board of Directors of Cosi, Inc. (the "Corporation") has declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of common stock, par value $0.01 per share (collectively, the "Common Stock"), of the Corporation held by stockholders of record on [the date of the Corporation's initial public offering.

                  - Each Right entitles the registered holder to purchase from the Corporation one one-hundredth (1/100) of a share of preferred stock of the Corporation, designated as Series D Preferred Stock (the "The Series D Preferred Stock") at a price of $[100] per one one-hundredth (1/100) of a share (the "Exercise Price").

                  - The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement")
                           between the Corporation and [(2)    ] as Rights Agent
                           (the "Rights Agent").

                  As discussed below, initially the Rights will not be exercisable, certificates will not be sent to shareholders and the Rights will automatically trade with the Common Stock.

                  1. Initially Rights are not Exercisable; Rights Initially Not Represented by a Certificate. Initially, the Rights will not be exercisable, will not be represented by a separate certificate, and will not be transferable apart from the Common Stock. Instead, Rights will be evidenced, (i) with respect to any of the shares of Common Stock held in uncertificated book entry form (a "Book Entry") outstanding as of the Record Date, by such Book Entry and (ii) with respect to the shares of Common Stock evidenced by Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate, together with a copy of this Summary of Rights.

----------
(2)      To be selected by the corporation's Chief Executive Officer

                  The Rights Agreement provides that until the Rights Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Rights Distribution Date (or earlier redemption or expiration of the Rights), Common Stock certificates will contain a legend incorporating the Rights Agreement by reference. Until the Rights Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

                  2. When Rights Become Exercisable; Rights Distribution Date - The Rights become exercisable (unless earlier redeemed) by each record holder of Rights, other than the Acquiring Person (as defined below), upon the close of business on the day (the "Rights Distribution Date") which is the earlier of:

                  (i) the tenth day following the first date (the "Stock Acquisition Date") on which there is a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 15% or more of the outstanding voting stock of the Corporation (an "Acquiring Person") or such earlier or later date (not beyond the thirtieth day after the Stock Acquisition Date) as the Board of Directors may determine; and

                  (ii) the tenth business day (or such later date as may be determined by the Corporation's Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or announcement of a person's or group's intention to commence or engage in a tender or exchange offer the consummation of which would result in the ownership of 15% or more of the Corporation's outstanding voting stock (even if no shares are actually purchased pursuant to such offer);

                  An Acquiring Person does not include (A) the Corporation, (B) any subsidiary of the Corporation, (C) any employee benefit plan or employee stock plan of the Corporation or of any subsidiary of the Corporation, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan, (D) any existing shareholder of the Corporation as of the Record Date, or (E) any person or group whose ownership of 15% or more of the shares of voting stock of the Corporation then outstanding results solely from (i) any action or transaction or transactions approved by the Corporation's Board of Directors before such person or group became an Acquiring Person or (ii) a reduction in the number of issued and outstanding shares of voting stock of the Corporation pursuant to a transaction or transactions approved by the Corporation's Board of Directors (provided that any person or group that does not become an Acquiring Person by reason of clause
(i) or (ii). For purposes of the foregoing, outstanding voting stock of the Corporation includes voting stock that trades on a "when issued" basis on a national securities exchange (such as the NYSE), on the National Association of Securities Dealers Automated Quotation System or otherwise.

                  The Rights Agreement provides that when a person or group of affiliated or associated persons becomes an Acquiring Person (other than pursuant to a Qualifying Tender Offer (as defined below)), such Acquiring Person's Rights will thereupon become null and void.

                  As soon as practicable following the Rights Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Rights Distribution Date and such separate certificates alone will evidence the Rights from and after the Rights Distribution Date.

                  3. Characteristics of Preferred Stock Issuable upon Exercise of Rights.

                  - The Series D Preferred Stock is nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, subordinate to any other series of the Corporation's preferred stock.

                  - The Series D Preferred Stock may not be issued except upon exercise of Rights.

                  - Each share of Series D Preferred Stock will be entitled to receive when, as and if declared, a quarterly dividend in an amount equal to the greater of $0.10 per share or 100 times the cash dividends declared on the Common Stock.

                  - In addition, Series D Preferred Stock is entitled to 100 times any non-cash dividends (other than dividends payable in equity securities) declared on the Common Stock, in like kind.

                  - In the event of the liquidation of the Corporation, the holders of Series D Preferred Stock will be entitled to receive a payment in an amount equal to the greater of $[100] per one one-hundredth share or 100 times the payment made per share of Common Stock. Each share of Series D Preferred Stock will have 100 votes, voting together with the Common Stock.

                  - In the event of any merger, consolidation or other transaction in which Common Stock is changed, exchanged or converted, each share of Series D Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock.

                  - The rights of Series D Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

                  - If the dividends accrued on the Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or irrevocably set aside for payment, the holders of record of Preferred Stock of the Corporation of all series (including the Series D Preferred Stock) will have the right to elect two members to the Corporation's Board of Directors.

                  - Fractions of shares of Series D Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share) may, at the election of the Corporation, be evidenced by depositary receipts.

                  - The Corporation may also issue cash in lieu of fractional shares which are not integral multiples of one one-hundredth of a share.

                  4. Merger or Other Business Combination following Rights Distribution Date.

                  - In the event that, at any time on or after the Rights Distribution Date:

                  (i) the Corporation were to be acquired in a merger or other business combination (in which any shares of Common Stock are changed or converted into or exchanged for other securities or assets); or

                  (ii) more than 50% of the assets or earning power of the Corporation and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that (unless the Rights have been redeemed) proper provision will be made so that each holder of record of a Right, other than the Acquiring Person, will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring Corporation having a market value at the time of such transaction equal to two times the Exercise Price.

                  - In addition, unless the Rights are earlier redeemed, in the event that a person or group becomes the beneficial owner of 15% or more of the Corporation's voting stock (other than pursuant to a tender or exchange offer (a "Qualifying Tender Offer") for all outstanding shares of Common Stock that is approved by the Board of Directors, after taking into account the long-term value of the Corporation and all other factors they consider relevant), the Rights Agreement provides that proper provision will be made so that each holder of record of a Right, other than the Acquiring Person, will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of the Series D Preferred Stock having a market value at the time of the transaction equal to two times the Exercise Price (such market value to be determined with reference to the market value of the Common Stock as provided in the Rights Agreement).

                  5. Redemption or Exchange of Rights. At any time on or prior to the close of business on the tenth day after the time that a person has become an Acquiring Person (or such later date as may be determined by a majority of the Board of Directors), the Corporation may redeem the Rights in whole, but not in part, at a price of $0.0l per Right, subject to adjustment (the "Redemption Price"). Immediately upon the effective time of the action of the Board of Directors of the Corporation authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  In addition, the Board of Directors of the Corporation may, at its option, at any time after the tenth day following a Stock Acquisition Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of the voting stock of the Corporation, elect to exchange all (but not less than all) of the then outstanding Rights (other than Rights owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Distribution Date (the "Exchange Ratio"). Immediately upon such action by the Board of Directors (the "Exchange Time"), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

                  6. Adjustment of Shares of Preferred Stock Issuable upon Exercise of Rights. The number of shares of Series D Preferred Stock issuable upon exercise of the Rights is subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision, combination or issuance of capital stock in a reclassification of, the Common Stock. The Exercise Price for the Rights is subject to adjustment in certain circumstances, including certain distributions of cash or other property to holders of Common Stock.

                  7. Amendment of Rights. For as long as the Rights are then redeemable, the Corporation may amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Corporation may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such.

                  8. No Rights as Stockholder until a Right is Exercised. Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends. Holders of Common Stock may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

                  9. Expiration of Rights - The Rights will expire (the "Expiration Time") (unless earlier redeemed):

                  (i)      at the close of business on [____________], 2012 or

                  (ii) if the Rights Distribution Date (as defined below) shall have occurred before [__________], 2012, at the close of business on the 90th day following the Rights Distribution Date, provided that the Board of Directors of the Corporation does not extend or otherwise modify the Rights. There can be no assurance, however, as to whether or not the Board of Directors will so extend, modify or redeem the Rights.

                  10. Copy of Rights Agreement. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is incorporated in this summary description herein by reference and any differences between this summary description and the Rights Agreement shall in all cases be interpreted by the Rights Agreement.

                                                                       EXHIBIT C


                           [Form of Right Certificate]

Certificate No. W-                                         _______________Rights

                  NOT EXERCISABLE AFTER (I) [________], 2012, OR (II) IF THE DISTRIBUTION DATE (AS DEFINED BELOW) SHALL HAVE OCCURRED BEFORE THE DATE SPECIFIED IN CLAUSE (I), THE DATE WHICH IS NINETY (90) DAYS AFTER THE DISTRIBUTION DATE, OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION AND UNDER CERTAIN OTHER CIRCUMSTANCES, AT $0.0l PER RIGHT (SUBJECT TO ADJUSTMENT), ON THE TERMS SET FORTH OR REFERRED TO IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

                                Right Certificate

                                   COSI, INC.

                  This certifies that __________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of 2002 (the "Rights Agreement") between Cosi, Inc., a
Delaware corporation (the "Corporation"), and [      ](3) as Rights Agent (the
"Rights Agent"), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on (i) [_____________], 2012 (or if the
Distribution Date shall have occurred before [__________], 2012, the date which is 90 days after the Distribution Date) at the office of the Rights Agent designated in the Rights Agreement for such purpose, or its successor as Rights Agent, in New York City, one one-hundredth (1/100) of a fully paid nonassessable share of Series D Preferred Stock (the "Preferred Stock") of the Corporation at a purchase price of $[100] as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase attached hereto duly executed.

                  As provided in the Rights Agreement, the Exercise Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events

----------
(3) To be selected by the corporation's Chief Executive Officer and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided in the Rights Agreement.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Corporation and the holders of record of Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Corporation.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at its option or under certain other circumstances at a redemption price of $0.0l per Right.

                  No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth (1/100) of a share) are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof the Corporation may cause depository receipts to be issued and/or a cash payment may be made, as provided in the Rights Agreement.

                  No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Corporation which may at any time be issuable on the exercise, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at a meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


                  WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal. Dated as of ______________________, _______.

ATTEST:                                  COSI, INC.

____________________________________     By:____________________________________
Secretary                                   Title:

Countersigned:


By:_________________________________
   Authorized Signature



                   [Form of Reverse Side of Right Certificate]


                               FORM OF ASSIGNMENT


                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificates.)


                  FOR VALUE RECEIVED ___________________________________ hereby sells, assigns and transfers unto ______________________________________________
________________________________________________________________________________

                 (Please print name and address of transferee)

________________________________________________________________________________

Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint [_____________] Attorney to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated: _____________, _____

                                            ____________________________________
                                            Signature


Signature Guaranteed:

                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) this Right Certificate [ ] is [ ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated: _____________, _____


                                            ____________________________________
                                            Signature


                                     NOTICE

                  The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if registered holder

                   desires to exercise the Right Certificate.)

TO COSI, INC.:

                  The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the following:

name :

Please insert social security
or other identifying number:____________________________________________________
________________________________________________________________________________

                         (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:____________________________________________________
________________________________________________________________________________

                         (Please print name and address)

Dated: _________________, _____


                                            ____________________________________
                                            Signature

                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the fact of this
                                            Right Certificate)


Signature Guaranteed: